Exhibit 16.1

December 10, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read BabyUniverse, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 7, 2007, and we agree with such statements concerning our firm.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California